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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 25, 1997




                          CLUSTER HOUSING PROPERTIES,
                       A California Limited Partnership
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   California
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


          0-13556                                         04-2817478
 -------------------------                     ---------------------------------
 (Commission File Number)                      (IRS Employer Identification No.)


                  5110 Langdale Way, Colorado Springs, CO 80906
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               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (719) 527-0544


                                       NA
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On November 25, 1997, Cluster Housing Properties, A California Limited Partnership (the "Partnership") sold Villa Sin Vacas, a 72-unit multi-family rental property in Scottsdale, Arizona pursuant to the terms of a Purchase and Sale Agreement and Escrow Instructions (the "Agreement") dated May 6, 1997, as amended. Villa Sin Vacas was sold to Villa Sin Vacas Townhome Ventures Limited Partnership, an Arizona Limited Partnership unaffiliated with the Partnership, the assignee of Capital Management Systems, Inc., a Pennsylvania Corporation. The purchase price for Villa Sin Vacas was $5,040,000, subject to certain customary adjustments. The Partnership repaid first mortgage financing in the amount of $2,396,000 at closing utilizing a portion of proceeds from the sale.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial Statements of Business Acquired.

               Not Applicable.

        (b)    Pro Forma Financial Information.

               Not Applicable.

        (c)    Exhibits.

               10.1 Purchase and Sale Agreement and Escrow Instructions, dated as of May 6, 1997, as amended.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            CLUSTER HOUSING PROPERTIES,
                            A California Limited Partnership

                            By:     GP L'Auberge Communities, L.P., A
                                    California Limited Partnership,
                                    General Partner

                                    By:    L'Auberge Communities, Inc., its
                                           General Partner

                                    By: /s/ STEPHEN B. BOYLE
                                       -----------------------------------------
                                           Stephen B. Boyle, President


                            Date:  December 8, 1997

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